                                                                   EXHIBIT 10.18


                            NONCOMPETITION AGREEMENT
                            ------------------------

     This Noncompetition Agreement (this "Agreement") is made as of December 5, 1996, by and between RADNOR HOLDINGS CORPORATION, a Delaware corporation ("Buyer"), and RICHARD DAVIDOVICH ("Davidovich").


                                   BACKGROUND

     A. Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from Seller, James River Paper Company, Inc. ("JR"), Grupo Industrial Hermes, S.A. de C.V. ("Grupo Hermes") and the Rosenthal Group (as such term is defined in the Stock Purchase Agreement) all of the issued and outstanding shares (the "Shares") of common and preferred capital stock, and all options and warrants to purchase the common and preferred capital stock (collectively, the "Other Interests"), of SP Acquisition Co. (the "Company") pursuant to the terms and conditions of a stock purchase agreement made as of October 30, 1996 (the "Stock Purchase Agreement").

     B. Section 2.5(a)(iii) of the Stock Purchase Agreement requires that Davidovich execute and deliver this Agreement as a condition to the purchase of the Shares and the Other Interests by Buyer.

     C. Section 2.3 of the Stock Purchase Agreement requires Buyer to pay to Davidovich the sum of Four Million Seven Hundred Sixty Thousand Dollars in consideration for his entering into this Agreement.

     D. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, Buyer and Davidovich hereby agree as follows:

                                   AGREEMENT

1.   Acknowledgments by Davidovich
     -----------------------------

     Davidovich acknowledges that (a) he has occupied a position of trust and confidence with the Acquired Companies prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Acquired Companies (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Acquired Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of the Acquired Companies and any other information, however documented, of the Acquired Companies that is a trade secret within the meaning of any applicable state trade secret law; (ii) any and all information concerning the business and affairs of the Acquired Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and techniques and materials used by the Acquired Companies), however documented; and (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for the Acquired Companies containing or based, in whole or in part, on any information included in the foregoing; (b) the products and services of the Acquired Companies are marketed throughout the United States of America and Canada; (c) the Acquired Companies compete with other businesses that are or could be located in any part of the United States of America and Canada; (d) Buyer has required that Davidovich make the covenants set forth in Sections 2 and 3 of this Agreement as a condition to the Buyer's purchase of the Shares and the Other Interests; (e) the provisions of Sections 2 and 3 of this Agreement are reasonable and necessary to protect and preserve the Acquired Companies' business; and (f) the Acquired Companies would be irreparably damaged if Davidovich were to breach the covenants set forth in Sections 2 and 3 of this Agreement.

2.   Confidential Information
     ------------------------

     Davidovich acknowledges and agrees that all Confidential Information known or obtained by him, whether before or after the date hereof, is the property of the Acquired Companies. Therefore, Davidovich agrees that he will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Davidovich has such information in his memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Davidovich's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or the Acquired Companies. Davidovich agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Acquired Companies and any other Confidential Information that Davidovich may then possess or have under his control, except that Davidovich may retain photocopies of documents which support or relate to the Disclosure Letter provided by the Sellers pursuant to the Stock Purchase Agreement.

3.   Noncompetition
     --------------

     As an inducement for Buyer to enter into the Stock Purchase Agreement and in consideration for the amount to be paid to Davidovich under this Agreement, Davidovich agrees that:

     (a)   For a period of five (5) years after the Closing:

           (i) Davidovich will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associate in business with, or in any manner connected with, lend his credit to, or render services or advice to, any business whose products or activities include the manufacture, sale or distribution of expandable polystyrene, foam cups or containers (hereinafter the "Business"), anywhere within the United States or Canada; provided, however, that Davidovich may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and provided further that nothing herein shall prohibit Davidovich from engaging in a block and shape business, excluding the manufacture of expandable polystyrene. Davidovich agrees that this covenant is reasonable with respect to its duration, geographical area, and scope;

           (ii) Davidovich will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Davidovich to be a customer of an Acquired Company, whether or not Davidovich had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of the Company.

     (b) For a period of two (2) years after the Closing, Davidovich will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of an Acquired Company to leave the employ of such Acquired Company, (B) in any way interfere with the relationship between an Acquired Company and any employee of such Acquired Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of an Acquired Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of an Acquired Company to cease doing business with such Acquired Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of an Acquired Company.

     (c) In the event of a breach by Davidovich of any covenant set forth in Subsection

3(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

     (d) Davidovich will not, at any time during or after the five (5) year period, disparage Buyer or the Acquired Companies, or any of their shareholders, directors, officers, employees, or agents; and

     (e) Davidovich will, for a period of five (5) years after the Closing, within ten (10) days after accepting employment with any employer, advise Buyer of the identity of such employer. Buyer or an Acquired Company may serve notice upon each such employer that Davidovich is bound by this Agreement and may furnish each such employer with a copy of this Agreement or relevant portions thereof.

4.   Compensation
     ------------

     As consideration for the covenants of Davidovich in Sections 2 and 3 of this Agreement, the Company will pay Davidovich the sum of Four Million Seven Hundred Sixty Thousand Dollars ($4,760,000) at the Closing of the Stock Purchase Agreement by wire transfer of immediately available funds to an account designated by Davidovich.

5.   Remedies
     --------

     If Davidovich breaches the covenants set forth in Sections 2 or 3 of this Agreement, Buyer and the Acquired Companies will be entitled to the following remedies:

     (a)  Damages from Davidovich; and

     (b) In addition to their rights to damages and any other rights they may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2 and 3 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and the Acquired Companies and would be an inadequate remedy for such breach.

The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.   Successors and Assigns
     ----------------------

     This Agreement will be binding upon Buyer and Davidovich and will inure to the benefit of Buyer and the Acquired Companies and their affiliates, successors and assigns and Davidovich and Davidovich's assigns, heirs and legal representatives.

7.   Waiver
     ------

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure of, nor any delay by, any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.   Governing Law
     -------------

     This Agreement will be governed by the laws of the State of Delaware, without regard to conflicts of laws principles.

9.   Jurisdiction; Service of Process
     --------------------------------

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.  Severability
     ------------

     Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 3 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Davidovich.

11.  Counterparts
     ------------

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.  Section Headings, Construction
     ------------------------------

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.  Notices
     -------

     All notices other communications required or permitted under this Agreement shall be effective if delivered in accordance with Section 11.4 of the Stock Purchase Agreement.

14.  Entire Agreement
     ----------------

     This Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and Davidovich with respect to the subject matter of this Agreement, except that Buyer shall cause Michael T. Kennedy to execute and deliver to Davidovich at Closing the agreement attached. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                           RADNOR HOLDINGS CORPORATION


                                           By: /s/ Michael T. Kennedy
                                              -------------------------------
                                                  Michael T. Kennedy
                                                  Chairman


                                            /s/ Richard Davidovich
                                           -----------------------------------
                                                  Richard Davidovich

                                   AGREEMENT
                                   ---------


          Michael T. Kennedy hereby agrees that he will not, at any time during or after the period of five (5) years after the Closing, disparage Davidovich, provided that any breach of this agreement shall not entitle Davidovich to terminate or otherwise be relieved of any of his obligations under the foregoing Noncompetition Agreement, other than paragraph 3(d).

                                  /s/ Michael T. Kennedy
                                  _______________________________
                                        Michael T. Kennedy